UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 800W Washington, D.C.	20037-1701
(Address of principal executive offices)	(Zip Code)

DH Europe Finance S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	98-1248015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1B Heienhaff, L-1736 Senningerberg, Luxembourg Grand Duchy of Luxembourg	L-1736
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Senior Notes due 2017 1.000% Senior Notes due 2019 1.700% Senior Notes due 2022 2.500% Senior Notes due 2025	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-203948

                                                                                                                                       (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Danaher Corporation (“Danaher”) and DH Europe Finance S.A. (“Danaher International” and together with Danaher, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated July 1, 2015 (the “Prospectus Supplement”) and the accompanying prospectus, dated June 15, 2015 (the “Base Prospectus”). The Prospectus Supplement relates to the €500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2017, €600,000,000 aggregate principal amount of 1.000% Senior Notes due 2019, €800,000,000 aggregate principal amount of 1.700% Senior Notes due 2022 and €800,000,000 aggregate principal amount of 2.500% Senior Notes due 2025 (collectively, the “Notes”) issued by Danaher International. The Notes are fully and unconditionally guaranteed by Danaher. The Base Prospectus forms a part of the Registrants’ Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-203948), filed with the Commission on June 15, 2015 which amends the Registration Statement on Form S-3 (File No. 333-203948), filed with the Commission by Danaher on May 7, 2015 (as amended, the “Registration Statement”).

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of Danaher International Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 8, 2015, by and among DH Europe Finance S.A., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Danaher’s Current Report on Form 8-K filed with the Commission on July 8, 2015).

4.2	First Supplemental Indenture, dated as of July 8, 2015, by and among DH Europe Finance S.A., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as calculation agent (incorporated by reference to Exhibit 4.2 of Danaher’s Current Report on Form 8-K filed with the Commission on July 8, 2015).

4.3	Paying and Calculation Agency Agreement, dated as of July 8, 2015, by and among DH Europe Finance S.A., Danaher Corporation, The Bank of New York Mellon Trust Company, N.A. and The Bank of New York Mellon, London Branch, as paying and calculation agent (incorporated by reference to Exhibit 4.3 of Danaher’s Current Report on Form 8-K filed with the Commission on July 8, 2015).

4.4	Form of Floating Rate Senior Notes due 2017 (included in Exhibit 4.2).

4.5	Form of 1.000% Senior Notes due 2019 (included in Exhibit 4.2).

4.6	Form of 1.700% Senior Notes due 2022 (included in Exhibit 4.2).

4.7	Form of 2.500% Senior Notes due 2025 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DANAHER CORPORATION

Date: July 8, 2015	By:	/s/ Daniel L. Comas
		Name:	Daniel L. Comas
		Title:	Executive Vice President and Chief Financial Officer

DH EUROPE FINANCE S.A.

	By:	/s/ Frank T. McFaden
		Name:	Frank T. McFaden
		Title:	Category A. Manager